                                                                   Exhibit 23.02

                        CONSENT OF INDEPENDNET AUDITORS

We consent to the incorporation by reference in the following registration statements of RMI.NET, Inc. and in the related prospectuses of our report dated February 27, 1998, with respect to the consolidated financial statements of income, stockholders' equity and cash flows for the year ended December 31, 1997 of RMI.NET, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999:

1. Registration Statement on Form S-8 (No. 333-30198) pertaining to the Rocky Mountain Internet, Inc. 1998 Employees' Stock Option Plan, the Rocky Mountain Internet, Inc. 1998 Non-employee Directors' Stock Option Plan, the Rocky Mountain Internet, Inc. 1997 Stock Option Plan, the Mary Beth Vitale Employment Letter Agreement, the Christopher J. Melcher Employment Letter Agreement, and the Michael D. Dingman, Jr. Employment Letter Agreement.

2. Registration Statement on Post Effective Amendment No. 3 to Form S-1 Registration Statement filed on Form S-3 (No. 333-52731).

3. Registration Statement on Post Effective Amendment No. 5 to Form S-1 Registration Statement filed on Form S-4 (No. 333-52731).



                                     /s/ BAIRD, KURTZ & DOBSON


Denver, Colorado
March 30, 2000